Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chemed Corporation of our report dated February 28, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Chemed Corporation's Annual Report on Form-10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cincinnati, Ohio
May 16, 2022